                                                                   EXHIBIT 99.16




                         INDEPENDENT AUDITORS' REPORT ON
                            SUPPLEMENTARY INFORMATION


To the Partners
Nooney-Hazelwood Associates, L.P.
St. Louis, Missouri


Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The following schedule is presented for the purpose of additional analysis and is not a required part of the basic consolidated financial statements of Nooney-Hazelwood Associates, L.P. and Investee. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.



                                                     Wolfe, Nilges, Nahorski,
                                                     A Professional Corporation

February 29, 2000
St. Louis, Missouri

                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
              SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 1999

    Column A               Column B                     Column C                     Column D
---------------------  ------------   -----------------------------------------   -----------------

                                              Initial Cost to Partnership
                                      -----------------------------------------    Costs Capitalized

                                                      Buildings &                     Subsequent to
   Description           Encumbrance      Land       Improvements        Total         Acquisiton
----------------------  ------------  ----------     --------------   ----------      -------------
The Lakes Apartments,
Hazelwood,
Missouri                $13,096,120   $1,450,000      $11,881,865     $13,331,865       $659,607

    Column A                              Column E                  Column F      Column G         Column H     Column I
---------------------    ----------------------------------       -----------     --------        ---------   ------------
                                   Gross Amount Carried                                                      Life on which
                                    at Close of Period                                                        Depreciation
                         -----------------------------------                                                   in latest
                                                                                                                Income
                                        Buildings &               Accumulated      Date of          Date      Statement is
   Description            Land         Improvements    Total      Depreciation   Construction     Acquired      Computed
----------------------  ----------    --------------  ---------   ------------   ------------     --------      --------
The Lakes Apartments,
Hazelwood,
Missouri                $1,450,000     $12,541,472   $13,991,472  $6,675,788      1985-1986       12/10/84    5 to 31 years

                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999

   Property Name                    Type             Location                  Encumbrances
   -------------                    ----             --------                  ------------
   The Lakes Apartments             Apartment        Hazelwood, MO              $13,096,120

                                                                      Costs Capitalized
                                            Initial Cost                Subsequent to
                                             to Company                  Acquisition

                                                   Buildings and            Buildings and
   Property Name                       Land        Improvements      Land    Improvements
   -------------                   ----------    ---------------    ------  -------------
   The Lakes Apartments            $ 1,450,000   $   11,881,865      $ 0     $  659,607


                                       GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                    BUILDINGS AND
    Property Name                        LAND       IMPROVEMENTS        TOTAL
-----------------------------        ------------   --------------     -----------
    The Lakes Apartments             $ 1,450,000      $ 12,541,472     $13,991,472

1. The aggregate cost for Federal income tax purposes as of December 31, 1999 was approximately $13,991,472.


                                 ACCUMULATED        DATE OF         DATE      DEPRECIABLE
  Property Name                 DEPRECIATION      CONSTRUCTION    ACQUIRED       LIFE
-------------------------     --------------      ------------   ----------   -----------
  The Lakes Apartments        $   (6,675,788)      1985-1986      Dec. 1984   5-31 years


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                                  NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



SUMMARY OF ACTIVITY OF REAL ESTATE HELD FOR INVESTMENT AND ACCUMULATED DEPRECIATION

The changes in real estate held for investment for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                    Years Ended December 31,
(IN 000'S)                                    1999             1998             1997
-------------------------------------------------------------------------------------
Balance, beginning of the period:           $13,882          $13,823          $13,811
Additions during period:
   Acquisitions                                --               --               --
   Improvements                                 109               59               12
Deductions during period:
   Properties disposed of                      --               --               --
-------------------------------------------------------------------------------------
Balance, end of period:                     $13,991          $13,882          $13,823
=====================================================================================

The changes in accumulated depreciation for the years ended December 31, 1999, 1998, and 1997 are as follows:

                                                 Years Ended December 31,
(IN 000'S)                                   1999           1998          1997
---------------------------------------------------------------------------------
Balance, beginning of the period:          $6,272          $5,855          $5,423
Additions during period:
   Depreciation                               404             417             432
Deductions during period:
   Properties disposed of                    --              --              --
---------------------------------------------------------------------------------
Balance, end of period:                    $6,676          $6,272          $5,855
=================================================================================


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                 NOONEY-HAZELWOOD ASSOCIATES, L.P. AND INVESTEE
             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                For the Years Ended December 1997, 1998 and 1999
                                   (Continued)

                                                           1997                 1998                  1999
-------------------------------------------------------------------------------------------------------------
(1) Reconciliation of amounts in Column E:

         Balance at beginning of period                 $13,811,690          $13,823,422          $13,882,480

         Add - Cost of improvements                          11,732               59,058              108,992

         Less - Cost of disposals                              --                   --                   --
-------------------------------------------------------------------------------------------------------------

         Balance at end of period                       $13,823,422          $13,882,480          $13,991,472
-------------------------------------------------------------------------------------------------------------

(2) Reconciliation of amounts in Column F:

         Balance at beginning of period                 $ 5,422,425          $ 5,854,736          $ 6,271,843

         Add - Provision during period                      432,311              417,107              403,945

         Less - Depreciation on disposals                      --                   --                   --
-------------------------------------------------------------------------------------------------------------

         Balance at end of period                       $ 5,854,736          $ 6,271,843          $ 6,675,788
-------------------------------------------------------------------------------------------------------------

(3) The aggregate cost of real estate
         owned for federal income tax purposes          $13,823,422          $13,882,480          $13,991,472
-------------------------------------------------------------------------------------------------------------



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(1)      Amount is net of a building writedown of $77,225, to reflect the minimum recoverable value to the Partnership.

(2) Amount includes the disposal of Building G of Morenci Professional Park for $482,387 and a building writedown of $139,281 to reflect the minimum recoverable value to the Partnership.